Eisner, C.P.A., P.C.

CERTIFIED PUBLIC ACCOUNTANTS
429 ATLANTIC AVENUE FREEPORT, NY 11520
TEL: (516) 623-4900 FAX: (516) 623-4996

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
K-MAC ENTERPRISES INC

We hereby consent to the use in the Registration Statement on Form sb-2 of our report dated June 30, 2005, relating to the financial statements of K-MAC Systems. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

Eisner, C.P.A., P.C.
Certified Public Accountants

September 16, 2005